UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	“HAYN”	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, the Board of Directors (the “Board”) of Haynes International, Inc. (the “Company”) appointed Alicia Masse and Brian Shelton as directors of the Company.

Ms. Masse will serve as a member of the Company’s Audit Committee and its Corporate Governance and Nominating Committee. Ms. Masse will hold office until the 2024 annual meeting of shareholders and until her successor is elected and qualified.

Mr. Shelton will serve as a member of the Company’s Audit Committee and its Compensation Committee. Mr. Shelton will hold office until the 2024 annual meeting of shareholders and until his successor is elected and qualified.

Ms. Masse and Mr. Shelton will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 27, 2023. This compensation generally consists of an annual cash retainer of $70,000, annual cash fees for serving as a member of a Board committee ($10,000 for the Audit Committee, $7,500 for the Compensation Committee and $5,000 for the Corporate Governance and Nominating Committee), reimbursement of relevant expenses and an annual award of restricted stock in the amount of $115,000, which vests in full on the earlier of (i) the first anniversary of the grant date, or (ii) the failure of the director to be re-elected at an annual meeting of the stockholders of the Company as a result of the director being excluded from the nominations for any reason other than “cause” as defined in the applicable incentive compensation plan. In connection with their election as directors, each of Ms. Masse and Mr. Shelton received an award of 1,400 shares of restricted stock under the Company's incentive compensation plan. The shares will vest on March 13, 2024.

The Company is unaware of any arrangements or understandings between either Ms. Masse or Mr. Shelton and any other person pursuant to which they were selected as directors of the Company, and they have no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On March 13, 2023, the Company issued a press release announcing the appointment of Ms. Masse and Mr. Shelton to the Board of Directors, a copy of which is furnished as Exhibit 99.1 hereto. The information in the press release shall not be deemed to be incorporated by reference in

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description

	99.1	Press release, dated March 13, 2022
	104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: March 13, 2023	By:	/s/ Daniel W. Maudlin
Daniel W. Maudlin
Vice President — Finance, CFO